Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--302 (California, New Jersey, New York and Pennsylvania Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 333-11965 of our opinion dated February 28, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 14, 2001